UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 1999


                ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL
                                      f/k/a
                             GINSITE MATERIALS, INC.
             (Exact name of registrant as specified in its charter)

Commission File Number: 0-26609

          Florida                                             65-0774999
----------------------------------                ------------------------------
(State or other jurisdiction                                  (IRS Employer
   of incorporation)                                      Identification No.)


2870 Speer Boulevard, Suite 205
Denver, Colorado                                                 80211
----------------------------------                         ----------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:        (303) 455-3100



                             GINSITE MATERIALS, INC.
          (Former name or former address, if changes since last report)
                            6781 W. Sunrise Boulevard
                              Plantation, FL 33313

                           Copy of Communications to:


     Donald F. Mintmire        &          Peter G. Futro
     Mintmire & Associates                Futro & Trauernicht, LLC
     265 Sunrise Avenue                   Alamo Plaza
     Suite 204                            1401 Seventeenth Street - 11th Floor
     Palm Beach, FL 33480                 Denver, Colorado 80202
     (561) 832-5696                       (303) 295-3360

ITEM 5.           OTHER EVENTS.

     On August 13, 1999, Ginsite Materials, Inc. (the "Company"), a Florida corporation, and ENVIROCON CORPORATION("ECORP"), a Nevada corporation, and the individual holders of at least 80%(Eighty Percent) of the outstanding capital stock of ECORP (the "Holders") consummated a re-organization(the "Reorganization") pursuant to a certain Agreement And Plan Of Reorganization ("Agreement") of such date. Pursuant to the Agreement, the Holders tendered to the Company at least 80% of the issued and outstanding 3,800,000 shares of common stock of ECORP in exchange for 60% of the Shares of common stock of the Company issued and outstanding immediately after completion of the reorganization. Upon closing, ECORP shall become a subsidiary of Ginsite. The reorganization is being accounted for as a reverse acquisition.

     Simultaneously with the closing of the Reorganization, all of the then officers and directors of the Company tendered their respective resignations in accordance with the terms of the Agreement. Frank Glinton, George Anagnost, Murray Ginsberg and Wayne Doss were elected to serve on the Board of Directors of the newly reorganized Company (the "Board"). The fifth position on the Board of Directors is to be filled by agreement of the new Directors. The Board subsequently appointed Frank Glinton as the President and George Anagnost as senior vice-president, secretary and treasurer of the newly reorganized Company.

     Upon the execution of the Agreement, the Board of Directors of the newly reorganized company is to transfer the operations and assets of Ginsite as they existed prior to the reorganization to a wholly owned subsidiary of the newly organized company(the "Subsidiary"), and shall appoint a five member board to oversee the operations and management of the Subsidiary. The Subsidiary's Board of Directors shall be made up of George Anagnost, Frank Glinton, Murray Ginsberg, Wayne Doss and a fifth person to be mutually agreed upon by the Subsidiary's Board of Directors.

     The Company also announced it had amended its Articles of Incorporation in order to increase the number of shares of common stock authorized to be issued from Fifty Million (50,000,000) to One Hundred Million (100,000,000).

     On September 8, 1999, the newly reorganized Company announced that it had approved by majority consent of its shareholders, in lieu of a shareholder meeting, a name change to ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL ("ECPI")and a five to one reverse split of its common stock.

     Copies of the Agreement are filed herewith as Exhibit 2.1, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

         (1)   Financial   statements   of  ENVIROCON   CORPORATION,   a  Nevada
corporation,  will be filed by  amendment  to this Form 8-K not later than sixty
(60) days from the filing of this report.

(b)      Pro forma financial information.

         (2) Pro forma financial information regarding the Reorganization will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(c)      Exhibits

Exhibit 2.1 Share Exchange Agreement between GINSITE MATERIAL, INC. and ENVIROCON CORPORATION dated August 13, 1999.




         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL
                                  (Registrant)




Date:    October 7, 1999         By:  /s/ Frank Glinton
                                    --------------------------------------------
                                     Frank Glinton, President and Director




Date:    October 7, 1999         By:  /s/ George Anagnost
                                    --------------------------------------------
                                    George Anagnost, Senior V.P., Secretary
                                                                & Treasurer